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                                                                     EXHIBIT 4.3


                             CERTIFICATE OF TRUST

                                      OF

                           PROGRESS CAPITAL TRUST I


    THIS Certificate of Trust of Progress Capital Trust I (the "Trust"), dated as of May 29, 1997, is being executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. Section 3801 et seq.).

    1. Name. The name of the business trust formed hereby is Progress Capital Trust I.

    2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

    3. Effective Date. This Certificate of Trust shall be effective upon filing.

    IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                    THE BANK OF NEW YORK (DELAWARE), not in
                    its individual capacity but solely as trustee of the Trust

                    By: /s/ Mary Jane Morrissey
                        -------------------------------
                    Name:   Mary Jane Morrissey
                            Authorized Signatory


                    FREDERICK E. SCHEA, not in his individual capacity but solely as trustee of the Trust

                    By: /s/ Frederick E. Schea
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